UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2018

IGEN NETORKS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 St. David Street, Victoria BC, Canada	V8S 4Y7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 888-332-5600

NA
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual shareholders’ meeting was held on January 17, 2018, at 29970 Technology Drive, Suite 108, Murrieta, CA. A quorum was present and the following directors were elected:

Director	Votes For	Votes Withheld	Percentage Approval
Neil Chan	10,934,399	0	100%
Robert Nealon	10,934,399	0	100%
Mark Wells	10,934,399	0	100%

A proposal to amend the Articles of Incorporation to increase the total number of authorized shares of stock to 385,000,000, for the purpose of creating a new class of preferred stock consisting of 10,000,000 shares, with rights and privileges to be determined by the Board of Directors at a later date:

Votes for:	10,834,399
Votes Against:	100,000
Percentage Approval:	99.09%

A proposal to ratify the appointment of SATURNA GROUP, Chartered Professional Accountants, as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2017:

Votes for:	12,645,855
Votes Against:	0
Abstain:	122,031
Percentage Approval:	99.04%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGEN NETWORKS CORPORATION

/s/ Neil Chan
Neil Chan
Chief Executive Officer

Date: January 23, 2018

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